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[BIG 5 SPORTING GOODS LOGO]

                                                                    EXHIBIT 99.1

Contacts:
Big 5 Sporting Goods Corporation
Charles Kirk
Sr. Vice President and Chief Financial Officer
(310) 536-0611

John Mills
Integrated Corporate Relations, Inc.
(310) 395-0259




          BIG 5 SPORTING GOODS CORPORATION ANNOUNCES FISCAL 2004 FIRST
                                QUARTER RESULTS

       - FIRST QUARTER 2004 DILUTED EPS INCREASES TO $0.30 VERSUS $0.19 PRO FORMA ($0.15 ACTUAL)

       -  FIRST QUARTER 2004 REVENUES GROW 10.0% TO $181.0 MILLION

       - FIRST QUARTER 2004 SAME STORE SALES INCREASE OF 5.2% REPRESENTS 33RD CONSECUTIVE QUARTER OF SAME STORE SALES GROWTH

       -  COMPANY RAISES FULL-YEAR GUIDANCE

       - CONFERENCE CALL SCHEDULED FOR TODAY AT 2:00 P.M. (PACIFIC); SIMULTANEOUS WEBCAST AT WWW.BIG5SPORTINGGOODS.COM

EL SEGUNDO, CA -- APRIL 29, 2004 -- Big 5 Sporting Goods Corporation (Nasdaq:
BGFV), a leading sporting goods retailer, today reported financial results for the fiscal 2004 first quarter that ended on March 28, 2004.

For the 2004 first quarter, net sales increased by $16.5 million, or 10.0%, to $181.0 million from $164.5 million in the first quarter of 2003. Same store sales increased 5.2% versus the first quarter last year, representing the company's 33rd consecutive quarterly increase in same store sales over comparable prior periods. Net income, calculated in accordance with generally accepted accounting principles ("GAAP"), increased to $6.8 million, or $0.30 per diluted share for the 2004 first quarter, compared with net income of $3.4 million, or $0.15 per diluted share, in the same period last year. Net income for the 2003 first quarter included a charge of $875,000, net of taxes, associated with the redemption of $20.0 million principal amount of the company's 10.875% senior notes. Excluding this charge, net income for the 2003 first quarter was $4.3 million, or $0.19 per diluted share.

"We are pleased to report outstanding first quarter earnings results which meaningfully exceeded both our guidance and analysts' estimates," said Steven G. Miller, Big 5's Chairman, President and Chief Executive Officer. "Our performance was driven by a 5.2% same store sales increase versus

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Big 5 Sporting Goods
2-2-2


the first quarter of 2003, which represented our 33rd consecutive quarterly increase in same store sales. Once again, our same store performance was positive in each of our five geographic regions and for each of our three major merchandise categories -- footwear, apparel and hard goods. The company also benefited from improved operating profit margins and significantly reduced interest costs during the quarter versus the first quarter of 2003. We believe we are well positioned to continue this strong performance into the second quarter and throughout the remainder of 2004."

Big 5 reports net income and earnings per diluted share in accordance with GAAP and additionally on a pro forma basis to exclude certain effects of the company's partial senior note redemption (as described above). Big 5 uses this pro forma reporting internally to evaluate its operating performance without regard to certain financial effects of the 2003 partial senior note redemption and believes this presentation will provide investors with additional insight into its operating results. A reconciliation of the senior note redemption pro forma adjustments to GAAP appears in the financial statements portion of this release.

STORE OPENINGS
The company ended the fiscal 2004 first quarter operating 294 stores, opening three new stores since year-end, two of which were relocations. The company anticipates opening between 15 and 20 net new stores in fiscal 2004.

EPS GUIDANCE
Big 5 expects to realize same store sales growth in the low to mid-single-digit range for the second fiscal quarter of 2004, resulting in earnings per diluted share in the range of $0.34 to $0.36. For the 2004 fiscal year, the company expects same store sales growth in the low to mid-single-digit range, resulting in earnings per diluted share of $1.55 to $1.61 which compares to previous guidance of $1.47 to $1.53 per diluted share. Both the second quarter and full year estimate of earnings per diluted share exclude $0.02 per diluted share, which will be recorded in the second quarter, related to a charge associated with a redemption of $15.0 million principal amount of the company's 10.875% senior notes. Fiscal 2004 will include 53 weeks for accounting purposes, with the extra week being included in the company's fourth quarter results. This additional week should add approximately 1.75% to fiscal 2004 sales versus fiscal 2003, but should not have a material impact on earnings results for the fourth quarter or year.

CONFERENCE CALL INFORMATION
Big 5 will host a conference call and audio webcast today at 2:00 p.m. (Pacific) to discuss financial results for the quarter ended March 28, 2004. The webcast will be available at www.big5sportinggoods.com and archived for three months.

ABOUT BIG 5 SPORTING GOODS CORPORATION
Big 5 is the leading sporting goods retailer in the western United States, operating 294 stores in 10 states under the "Big 5 Sporting Goods" name. Big 5 provides a full-line product offering in a traditional sporting goods store format that averages 11,000 square feet. Big 5's product mix includes athletic shoes, apparel and accessories, as well as a broad selection of outdoor and athletic equipment for team sports, fitness, camping, hunting, fishing, tennis, golf, snowboarding and in-line skating.



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Big 5 Sporting Goods
3-3-3



Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Big 5's actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the sporting goods industry in general and in Big 5's specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, weather conditions, changes in costs of goods, changes in interest rates and economic conditions in general. Those and other risks are more fully described in Big 5's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K filed on March 12, 2004. Big 5 disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

                                      # # #

                             FINANCIAL TABLES FOLLOW

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                        BIG 5 SPORTING GOODS CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                 (IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA)

                                                                       As Reported                                Pro Forma
                                                                     13 Weeks Ended                           13 Weeks Ended (1)
                                                       ----------------------------------------------         -------------------
                                                         March 28, 2004             March 30, 2003              March 30, 2003
                                                       -------------------        -------------------         -------------------
Net sales                                            $            181,005       $            164,517        $            164,517
Cost of goods sold, buying and occupancy                          115,366                    106,665                     106,665
                                                       -------------------        -------------------         -------------------
Gross profit                                                       65,639                     57,852                      57,852
                                                       -------------------        -------------------         -------------------

Selling and administrative                                         49,580                     45,122                      45,122
Depreciation and amortization                                       2,791                      2,516                       2,516
                                                       -------------------        -------------------         -------------------

Operating income                                                   13,268                     10,214                      10,214
Premium and unamortized financing fees
  related to redemption of debt                                         -                      1,483                           -
Interest expense, net                                               1,936                      2,974                       2,974
                                                       -------------------        -------------------         -------------------

Income before income taxes                                         11,332                      5,757                       7,240
Income tax                                                          4,533                      2,360                       2,968
                                                       -------------------        -------------------         -------------------

Net income                                           $              6,799       $              3,397        $              4,272
                                                       ===================        ===================         ===================


Earnings per share:
  Basic                                              $               0.30       $               0.15        $               0.19
                                                       ===================        ===================         ===================

  Diluted                                            $               0.30       $               0.15        $               0.19
                                                       ===================        ===================         ===================

Shares used to calculate earnings per share:
  Basic                                                            22,664                     22,605                      22,605

  Diluted                                                          22,873                     22,664                      22,664



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                        BIG 5 SPORTING GOODS CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)



(1)The above pro forma statements are based upon the company's unaudited consolidated financial statements, with certain adjustments. This presentation is not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may not be consistent with the presentation used by other companies. However, Big 5 uses this pro forma reporting internally to evaluate its operating performance without regard to certain financial effects of the 2003 first quarter partial senior note redemption and believes this presentation will provide investors with additional insight into its operating results. The following table reconciles the pro forma data to that reported in the financial statements by making certain adjustments for the 2003 partial senior note redemption.


(in thousands except earnings per share data)                              13 Weeks Ended
                                                                           March 30, 2003
                                                                           --------------
Reported net income available to common stockholders                             $ 3,397
Premium and unamortized financing fees
   related to redemption of debt (a)                                               1,483
Income taxes (b)                                                                    (608)
                                                                           --------------
Pro forma net income available to common stockholders                            $ 4,272
                                                                           ==============

Pro forma earnings per share - diluted                                           $  0.19
                                                                           ==============

Pro forma weighted average shares outstanding - diluted                           22,664


        (a) To eliminate the premium and unamortized financing fees associated with the 2003 partial redemption of senior notes.
        (b) To reflect tax benefit for item (a) noted above at the company's effective tax rate.



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                        BIG 5 SPORTING GOODS CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                                           March 28,      December 28,
                                                                             2004             2003
                                                                        --------------    ------------
Assets
Current assets
     Cash                                                                   $  11,958       $   9,030
     Merchandise inventory                                                    188,691         179,555
     Other current assets                                                      10,373          16,539
                                                                        --------------    ------------

         Total current assets                                                 211,022         205,124

Property and equipment, net                                                    46,069          46,952
Other long-term assets                                                         18,906          19,949
                                                                        --------------    ------------

Total assets                                                                $ 275,997       $ 272,025
                                                                        ==============    ============

Liabilities and Stockholders' Equity

Accounts payable                                                            $  70,462       $  76,004
Other current liabilities                                                      48,200          54,717
Deferred rent                                                                  11,639          11,654
Long-term debt                                                                108,914          99,686
                                                                        --------------    ------------

         Total liabilities                                                    239,215         242,061
                                                                        --------------    ------------

Net stockholders' equity                                                       36,782          29,964
                                                                        --------------    ------------

Total liabilities and stockholders' equity                                  $ 275,997       $ 272,025
                                                                        ==============    ============


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